Exhibit 20.2

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

COLLECTIONS
			DOLLARS
Payments received			52,697,028.69
Plus / (Less) :
Net Servicer Advances			727,252.92
Investment Earnings on funds in the Collection Account			47,228.29

Net Collections			53,471,509.90
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			265,576.75
Funds in Spread Account			7,517,730.10

Total Available Funds			61,254,816.75

DISTRIBUTIONS

Servicing Fee		1,493,055.00
Trustee and Other Fees		0.00

Total Fee Distribution			1,493,055.00

Note Interest Distribution Amount - Class A-1	1,085,055.38
Note Interest Distribution Amount - Class A-2	2,095,491.67
Note Interest Distribution Amount - Class A-3	2,131,333.33
Note Interest Distribution Amount - Class A-4	1,086,829.86

	6,398,710.24

Note Principal Distribution Amount - Class A-1	44,878,891.09
Note Principal Distribution Amount - Class A-2	0.00
Note Principal Distribution Amount - Class A-3	0.00
Note Principal Distribution Amount - Class A-4	0.00

	44,878,891.09

Total Class A Interest and Principal Distribution			51,277,601.33

Note Interest Distribution Amount - Class B-1	328,468.75
Note Principal Distribution Amount - Class B-1	0.00

Total Class B Interest and Principal Distribution			328,468.75

Note Interest Distribution Amount - Class C-1	354,200.00
Note Principal Distribution Amount - Class C-1	0.00

Total Class C Interest and Principal Distribution			354,200.00

Note Interest Distribution Amount - Class D-1	301,491.67
Note Principal Distribution Amount - Class D-1	0.00

Total Class D Interest and Principal Distribution			301,491.67

Spread Account Deposit			7,500,000.00

Total Distributions			61,254,816.75

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

PORTFOLIO DATA:
	# of loans

Beginning Aggregate Principal Balance	57,774		1,250,000,000.00
Additional Funding	14,125		250,000,000.00

Less: Principal Payments		(18,773,690.42)
Full Prepayments	(1,507)	(23,726,521.28)
Partial Prepayments	—	—
Liquidations	(53)	(849,962.69)

			(43,350,174.39)

Ending Aggregate Principal Balance	70,339		1,456,649,825.61
Ending Outstanding Principal Balance of Notes			1,413,871,108.91

Excess (Current Overcollateralization Amount)			42,778,716.70
Overcollateralization Level			2.94%

Overcollateralization Amount			76,257,364.97

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		7,500,000.00
Investment earnings on funds in spread account		17,730.10
Less: Funds included in Total Available Funds		(7,517,730.10)
Deposits		7,500,000.00
Excess Spread Amount		—

Ending Balance			7,500,000.00

Beginning Initial Deposit		7,500,000.00
Repayments		—

Ending Initial Deposit			7,500,000.00

Servicer Advances:
Beginning Unreimbursed Advances		—
Net Advances		727,252.92

			727,252.92

Net Charge-Off Data:
Charge-Offs		37,274.71
Recoveries		—

Net Charge-Offs			37,274.71

Delinquencies ( P&I):	# of loans
30-59 Days	364	4,094,608.38
60-89 Days	—	—
90-119 Days	—	—
120 days and over	—	—

Repossessions	4	31,147.35

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	0		0

Cumulative Charge-Off Percentage			0.00%

WAC			11.5857%
WAM			64.173

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	265,000,000.00	44,878,891.09	220,121,108.91	45,963,946.47

A-2	435,000,000.00	435,000,000.00	0.00	435,000,000.00	2,095,491.67

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	2,131,333.33

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	1,086,829.86

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	328,468.75

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	354,200.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	301,491.67

TOTAL	1,458,750,000.00	1,458,750,000.00	44,878,891.09	1,413,871,108.91	52,261,761.75

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	1,085,055.38	0.00	1,085,055.38	1,085,055.38	0.00

A-2	3.77000%	2,095,491.67	0.00	2,095,491.67	2,095,491.67	0.00

A-3	4.17000%	2,131,333.33	0.00	2,131,333.33	2,131,333.33	0.00

A-4	4.39000%	1,086,829.86	0.00	1,086,829.86	1,086,829.86	0.00

B-1	4.57000%	328,468.75	0.00	328,468.75	328,468.75	0.00

C-1	4.62000%	354,200.00	0.00	354,200.00	354,200.00	0.00

D-1	4.84000%	301,491.67	0.00	301,491.67	301,491.67	0.00

TOTAL		7,382,870.66	0.00	7,382,870.66	7,382,870.66	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

Detailed Reporting

                                         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of
April 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasuer